UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2024

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices) (Zip Code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2024, the Premier, Inc. (the “Company”) Board of Directors approved amendments (the “Bylaws Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). Pursuant to the Bylaws Amendments:

•	Article I, Section 5 of the Bylaws was amended to incorporate the role of the Vice Chair of the Board at stockholder meetings in the absence of the Board Chair;

•

Article II, Section 1 of the Bylaws was amended to: incorporate the Board age limit policy as set forth in the Company’s Corporate Governance Guidelines; clarify that the Board Chair is an independent director; remove language that is no longer applicable relating to certain Company affiliates; and incorporate the role of the Vice Chair in Board governance consistent with the Company’s Corporate Governance Guidelines; and

•

Article IX of the Bylaws was amended to provide that federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint against the Company asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company otherwise consents in writing.

The foregoing description of the Bylaws Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Premier, Inc., effective January 25, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Michael J. Alkire
Name:	Michael J. Alkire
Title:	President and Chief Executive Officer

Date: January 26, 2024